EXHIBIT 10.18

China Construction Bank Credit Facility Approval Notification

Reviewer: China Construction Bank Zhejiang Branch Approval #: PIFU330000000N201649648
Customer name: Hardinge Precision Machinery (Jiaxing) Co., Ltd
Customer Code: 303890000000348444
Application Type: newly added Business category: common credit application
Applicant: China Construction Bank Jiaxing Branch
Business Unit: China Construction Bank Jiaxing Branch
Opinion: Approved

Detailed Approval Opinion

Business Review Decision Notification from China Construction Bank Zhejiang Branch
Notification #. 1982 (2016) CCB. Zhejiang. Loan

Approval to Hardinge Precision Machinery (Jiaxing) Co., Ltd Credit

China Construction Bank Jiaxing Branch,

It’s decided as below about the RMB20.0 million credit applied from your side under No. 283
(2016) Principal Bank Credit Facility Review meeting,

It’s approved to provide Hardinge Precision Machinery (Jiaxing) Co., Ltd RMB20.0 million working capital loan credit facility validity in one year under mortgage of Hardinge Precision Machinery
(Jiaxing) Co., Ltd’s building and land use right.

Some reminders,

1. Gradually adjust client credit facility usage structure more for notes and low risk working capital facility with overall risk under control.

2. Monitor debtor’s stability of continual operations, financial position change, and cash flow with good control from any liquidity risks.

3. Ensure effective and adequate mortgage that compliance with our internal policies. Continually monitor mortgage valuation change to make sure released credit facility fully protected or asking for added mortgage to minimize our unprotected credit.

4. Monitor the debtor’s intercompany transactions to prevent from risks of funds and profits transfer to related companies.
5. Monitor debtor’s cash balances and sales collection, and verify its vendors, customers, inventory and revenue recognition accuracy and according risk prevent actions.
6. Reasonably define credit conditions as added investment, guaranty dividend payment etc.

Han Jun is responsible for credit facility stated above.

Credit Approval Department
13th Dec 2016

EXHIBIT 10.18

Customer credit assessment ratting: Rate 8
Contingency Liability Balance: RMB30.0 million Liability Ratio: 65
Credit facility amount: RMB20.0 million Currency: RMB
Amount before discount: RMB20.0 million Finalized credit level: Level 6
Credit Type: Working capital loan Revolving
Validity extension: one Year

Review Date: 13th Dec 2016
Approved by: China Construction Bank Zhejiang Branch
Approved Date: 13th Dec 2016